UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2006

AURA SYSTEMS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-17249	95-4106894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2335 Alaska Avenue, El Segundo, California 90245
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 643-5300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership.

On January 18, 2006, the United States Bankruptcy Court, Central District of California, Los Angeles Division (the “Court”), entered an order (the “Confirmation Order”) confirming Aura Systems, Inc. (the “Debtor”) First Amended Plan of Reorganization (the “Plan”), as modified, under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”). The Debtor filed a voluntary petition for relief with the Court under Chapter 11 of the Bankruptcy Code on June 24, 2005. The effective date of the Plan (the “Effective Date”) will be January 31, 2006 unless the Debtor and certain other parties stipulate to make the Effective Date earlier than January 31, 2006. A copy of the Plan, the Confirmation Order and the press release announcing the confirmation of the Plan are attached and incorporated by reference hereto as Exhibits 2.1, 2.2 and 99.1, respectively.

Summary of the Plan

Set forth below is a summary of certain material provisions of the Plan that is qualified in its entirety by reference to the Plan and the Confirmation Order. On the Effective Date, the Debtor as reorganized (the “Reorganized Debtor”) will continue to be a publicly traded corporation, with no more than 23,000,000 shares of common stock (“Reorganized Debtor Common Stock”) issued and outstanding and no more than 5,230,000 warrants reserved for issuance.

The only outstanding debt of the Reorganized Debtor existing on the Effective Date will be any allowed and still outstanding priority tax claims, the $2,525,000 Koyah Entities Promissory Note (defined below), and any other allowed secured claims which the Reorganized Debtor elects to pay over time. The Debtor does not believe that there will be any allowed priority tax claims to be paid over time or any allowed secured claims to be paid over time (other than the secured claims of Koyah Leverage Partners, L.P., Koyah Partners, L.P., Koyah Ventures, LLC, Raven Partners, L.P., Koyah Microcap Partners Master Fund, L.P. (collectively, the “Koyah Entities”).

A group of people and/or entities (collectively referred to as the "New Money Investors"~~,~~) will contribute a total of $3,045,000 of new money (the "New Money Contribution") to the Reorganized Debtor on the Effective Date (except as set forth below). This New Money Contribution will be in addition to the debtor-in-possession (“DIP”) financing provided by Blue Collar Films, Inc. (“Blue Collar”), AGP Lender LLC ("AGP") and the Berg Group (collectively, the “DIP Lenders”) to the Debtor. In exchange for the New Money Contribution, (i) the New Money Investors will receive approximately 3,349,500 shares of Reorganized Debtor Common Stock, which will comprise approximately 14.8% of the Reorganized Debtor Common Stock issued and outstanding on the Effective Date, plus approximately 669,900 Warrants (defined below), and (ii) for major contributions to the Plan, Disclosure Statement which describes the Plan, business analysis and modeling, feasibility study, assistance in settlement disputes between the Debtor and certain creditors, and providing valuation analysis for pricing of the New Money Contribution, as well as the conversion rates for the DIP Lender, the Aries Group will receive 2,541,500 shares of Reorganized Debtor Common Stock, which will comprise approximately 11.2% of the Reorganized Debtor Common Stock issued and outstanding on the Effective Date, plus 508,300 Warrants. Of the 2,541,500 shares of Reorganized Debtor Common Stock and 508,300 Warrants that will be received by the Aries Group, 900,000 shares of Reorganized Debtor Common Stock and 179,800 Warrants will be delivered to Harry Kurtzman.

The DIP Lenders, whom the Debtor estimates will be owed a total of approximately $4,064,018 of secured debt on the Effective Date, will, with their consent, collectively receive (on a pro rata basis based upon the amount of their respective secured debt) in full settlement and satisfaction of their debt owing by the Debtor, 6,065,699 shares of Reorganized Debtor Common Stock, which will comprise approximately 26.8% of the Reorganized Debtor Common Stock issued and outstanding on the Effective Date, plus 606,570 Warrants. The DIP Lenders may elect, at their option and discretion, to have their members or participants receive their shares of Reorganized Debtor Common Stock and Warrants in their individual names.

The Koyah Entities, whom the Debtor estimates will be owed approximately $5,500,000 of secured debt on the Effective Date, will, with their consent, receive in full settlement and satisfaction of all of their claims against the Debtor, (i) 1,134,000 shares of Reorganized Debtor Common Stock, which will comprise 5% of the Reorganized Debtor Common Stock issued and outstanding on the Effective Date, plus (ii) 259,900 Koyah Entities Warrants (defined below) (or such lesser amount as the Koyah Entities designate), plus (iii) a restated promissory note from the Reorganized Debtor (the "Koyah Entities Promissory Note"), which will have, among others, the following terms: (a) a principal balance of $2,600,000, (b) a term of five years, (c) an annual interest rate of 7%, (d) provide for the Reorganized Debtor to make an initial payment of $75,000 to the Koyah Entities on the Effective Date (which will reduce the principal amount owing under the Koyah Entities Promissory Note on the Effective Date to $2,525,000), (e) beginning with the twelfth full calendar month following the Effective Date, provide for the Reorganized Debtor to repay the balance of the Koyah Entities Promissory Note over the following forty-eight months by making equal monthly payments to the Koyah Entities, (f) provide for the Reorganized Debtor to pay to the Koyah Entities by the date which is five years following the Effective Date all outstanding principal and interest which remain outstanding on that date, and (g) provide for the Reorganized Debtor to have the right to prepay all or any portion of the outstanding obligations owing under the Koyah Entities Promissory Note at any time with no prepayment penalty. The obligations of the Reorganized Debtor to the Koyah Entities on account of the Koyah Entities Promissory Note will be secured by a lien against the same assets which secured the pre-bankruptcy claim of the Koyah Entities. The lien will have the same priority as the pre-bankruptcy lien of the Koyah Entities. The Reorganized Debtor will execute any and all documents reasonably requested by the Koyah Entities and delivered by the Koyah Entities to the Reorganized Debtor to evidence the debt owing by the Reorganized Debtor to the Koyah Entities, including, but not limited to, the restated Koyah Entities Promissory Note, a restated security agreement, and a restated financing statement. In addition to the foregoing, the Koyah Entities will receive, on account of their Series B Preferred Stock (the “Series B Stock”), Series A Preferred Stock (the "Series A Stock") and issued and outstanding Common Stock (the “Current Common Stock”) the same pro rata treatment as received by all other holders of Series B Stock, Series A Stock and Current Common Stock (or such lesser amounts of such interests as the Koyah Entities designate).

Ezra Meyer, whom the Debtor estimates will be owed approximately $105,000 of secured debt on the Effective Date, will, with his consent, receive in full settlement and satisfaction of all of his claims against the Debtor cash on the Effective Date of $105,000. Mr. Meyer has agreed to contribute $100,000 of the cash that he will receive from the Reorganized Debtor on account of his allowed secured claims towards the $3,045,000 New Money Contribution.

All other allowed secured claims, which the Debtor estimates are in the total amount of $0, will, at the election of the Reorganized Debtor, either be (i) paid in cash in full on the Effective Date from the New Money Contribution, or (ii) be paid over a period of five years on a fully amortized basis with a rate of interest equal to the Federal Funds Rate (which is the interest rate at which banks and other depository institutions lend money to each other, usually on an overnight basis, and which is currently at approximately 4% per annum) existing on the date of January 10, 2006, plus 2%, or such other rate of interest agreed to between the Debtor and the holder of such allowed secured claim, or determined by the Court. The Reorganized Debtor will issue a promissory note and a related security agreement and financing statement to the holder of any such allowed secured claim that the Reorganized Debtor does not pay in cash in full on the Effective Date from the New Money Contribution.

The holders of all allowed unsecured claims, which the Debtor estimates is in the total amount of approximately $8.3 million, will collectively receive (on a pro rata basis based upon the amount of their respective allowed unsecured claims) in full settlement and satisfaction of their allowed unsecured claims 4,729,499 shares of Reorganized Debtor Common Stock, which will comprise approximately 20.9% of the Reorganized Debtor Common Stock issued and outstanding on the Effective Date, plus up to 945,900 Warrants. The holders of allowed unsecured claims also have the right to elect to receive a cash distribution equal to 5% of the amount of their allowed unsecured claims, in lieu of receiving any Reorganized Debtor Common Stock.

The holders of $9,979,838 issued and outstanding Series B Stock which has been fully and properly paid for will receive under the Plan in full settlement and satisfaction of their Series B interests (on a pro rata basis based upon the amount of their respective Series B Stock) 2,961,585 shares of Reorganized Debtor Common Stock, which will comprise approximately 13.1% of the Reorganized Debtor Common Stock issued and outstanding on the Effective Date, plus up to 987,195 Warrants. In addition, the holders of $9,979,838 issued and outstanding Series B Stock will receive one Warrant for each three shares of Reorganized Debtor Common Stock that they receive under the Plan, rounded downward for those Series B interest holders who receive an amount of Reorganized Debtor Common Stock which is not wholly divisible by three.

The holders of all issued and outstanding Series A Stock, comprised of approximately 591,110 shares of Series A Stock, will collectively receive (on a pro rata basis based upon the amount of their respective Series A Stock) in full settlement and satisfaction of their Series A Stock 357,818 shares of Reorganized Debtor Common Stock, which will comprise approximately 1.6% of the Reorganized Debtor Common Stock issued and outstanding on the Effective Date, plus up to 89,455 Warrants.

The holders of all issued and outstanding Current Common Stock, which the Debtor estimates is comprised of approximately 439,458,082 shares of Current Common Stock, will collectively receive (on a pro rata basis based upon the amount of their respective Current Common Stock) in full settlement and satisfaction of their Current Common Stock, 1,300,000 shares of Reorganized Debtor Common Stock, which will comprise approximately 5.7% of the Reorganized Debtor Common Stock issued and outstanding on the Effective Date. This equates to an exchange of approximately 338 shares of Current Common Stock for each share of Reorganized Debtor Common Stock.

All allowed claims which are less than $2,500 in amount, which the Debtor estimates are in the total amount of approximately $50,000, will be paid in cash in full on the Effective Date from the New Money Contribution. Holders of allowed unsecured claims which are greater than $2,500, but not greater than $10,000, will have the right to reduce their claim to $2,500 and elect to be paid in cash in full on the Effective Date from the New Money Contribution.

On the Effective Date, a total of up to approximately 3,807,319 of warrants (the "Warrants") will be issued to the New Money Investors, the Aries Group, the DIP Lenders, the holder of general unsecured claims, Series B interests, and Series A interests as follows:

1.	To the New Money Investors (who will receive one Warrant for each five shares of Reorganized Debtor Common Stock).

2.	To the Aries Group (who will receive one Warrant for each five shares of Reorganized Debtor Common Stock).

3.	To the DIP Lenders (who will receive one Warrant for each ten shares of Reorganized Debtor Common Stock).

4.	To holders of allowed unsecured claims (who will receive one Warrant for each five shares of Reorganized Debtor Common Stock).

5.	To holders of issued and outstanding Series B Stock (who will receive one Warrant for each three shares of Reorganized Debtor Common Stock).

6.	To holders of issued and outstanding Series A Stock (who will receive one Warrant for each four shares of Reorganized Debtor Common Stock).

Each Warrant will entitle the holder of the Warrant to purchase one share of Reorganized Debtor Common Stock at a price of $3.00 during the first twelve months following the Effective Date, $3.50 during the second twelve months following the Effective Date, and $4.00 during the third twelve months following the Effective Date.

In addition, a total of 500,000 warrants will be reserved for the management of the Reorganized Debtor (the "Management Warrants"), and a total of 500,000 warrants will be reserved for the members of the Reorganized Debtor's Board of Directors (the "Board Warrants"). Management will have a vesting period for the Management Warrants of thirty-six months with prorated vesting to occur on a monthly basis. Each Management Warrant will entitle the holder of the Management Warrant to purchase one share of Reorganized Debtor Common Stock at a price of $2.00 during the first twelve months after issuance, $2.50 during the second twelve months after issuance, and $3.00 during the third twelve months after issuance. Board members will have a vesting period for the Board Warrants, with 25% of the Warrants vesting every six months of service on the Board. Each vested Board Warrant will entitle the holder of the Board Warrant to purchase one share of Reorganized Debtor Common Stock at a price of $2.50. All unvested Warrants will remain as an asset of the Reorganized Debtor to be distributed in the manner the Reorganized Debtor deems appropriate.

As described above, on the Effective Date, a total of 259,900 warrants will be issued to the Koyah Entities (the "Koyah Entities Warrants"). The Koyah Entities Warrants will entitle the Koyah Entities to purchase one share of Reorganized Debtor Common Stock at a price of $2.00 during the first twelve months following the Effective Date, $2.50 during the second twelve months following the Effective Date, and $3.00 during the third twelve months following the Effective Date.

All allowed administrative claims (excluding those held by the DIP Lenders) and all allowed priority claims, which the Debtor estimates are in the total amount of approximately $1,141,081.46 (comprised of an estimated $1,086,600 of administrative claims plus $54,481.46 of priority claims), to the extent not otherwise paid prior to the Effective Date, will be paid in cash in full on the Effective Date from the New Money Contribution.

Incorporated into the Plan was a Settlement and Mutual Release Agreement (the "Settlement Agreement") entered into on January 11, 2006 between the Debtor, the Debtor's affiliate Aura Realty, Inc. ("ARI"), Yair Ben Moshe ("Moshe"), David Maimon ("Maimon"), Adi Harari, Izar Fernbach, Fred Balitzer, and ZD Products, Inc. ("ZD"). The Court approved the Settlement Agreement at the same hearing that the Court confirmed the Plan. The Settlement Agreement, among other things, resolved the objection to Plan confirmation filed by Moshe and Maimon. The following sets forth some of the key terms of the Settlement Agreement:

1.
On account of the $244,000 general unsecured claim filed by Harari against the Debtor, the $956,041 general unsecured claim filed by Maimon against the Debtor, and the $1,426,915 general unsecured claim filed by Moshe against the Debtor, and any other claims of Maimon and Moshe against the Debtor, Maimon and Moshe shall collectively receive one allowed general unsecured claim against the Debtor in the collective, aggregate amount of $590,000 (the "Allowed ASI Claim").

2.
ZD agreed to purchase the Allowed ASI Claim from Maimon and Moshe, and Maimon and Moshe hereby agree to sell to ZD, the Allowed ASI Claim for the cash purchase price of $225,000. Of this $225,000 paid by ZD for the Allowed ASI Claim, $150,000 shall be paid directly to Maimon and Moshe, and $75,000 shall be contributed towards the $3,045,000 New Money Contribution.

3.
The Debtor has assigned to Maimon and Moshe, jointly, the first $225,000 that the Debtor receives from the sale proceeds from ARI's previous sale of its real property interests. Maimon and Moshe, in turn, have agreed to contribute this $225,000 towards the $3,045,000 New Money Contribution concurrently the distribution of those funds by ARI. The Debtor believes that this $225,000 will be distributed by ARI's bankruptcy estate and added to the New Money Contribution after the Effective Date but before June 30, 2006.

4.
Maimon and Moshe have agreed to a release of the $3,738,000 unsecured claim that they filed against ARI in ARI's Chapter 11 bankruptcy case. In the event that the $225,000 from ARI's bankruptcy estate is not distributed for the benefit of Maimon and Moshe (and then assigned to the Reorganized Debtor as part of the New Money Contribution as set forth above) by September 30, 2006 (or such later date as agreed to in a signed writing by Maimon and Moshe), then (a) Maimon's and Moshe's release of their $3,738,000 claim in ARI shall not be effective, and (b) Maimon and Moshe reserve all of their rights to assert their claim against ARI; provided, however, that under no circumstance may Maimon and Moshe receive more than $225,000 from ARI on account of their currently filed or any other claim asserted against ARI, and provided further that ARI and any other party in interest reserve all of their rights to object to any claim asserted by Maimon and Moshe against ARI. Maimon and Moshe shall have no obligation to fund this $225,000 portion toward the New Money Contribution unless and until such proceeds are received from ARI.

5.
Maimon and Moshe agreed that all of the stock interests that they never paid for, as well as the 200,000 shares of Series B Stock which were previously issued to Moshe and/or Maimon in connection with their former agreement to purchase the ARI property, shall be cancelled and/or be deemed null and void upon the Effective Date.

6.	The Debtor has agreed to dismiss its pending lawsuit against Maimon and Moshe with prejudice.

7.	All of the parties entered into mutual releases.

8.	Maimon and Moshe withdrew their objection to Plan confirmation, and, with the approval of the Court, changed their dissenting votes on the Plan to consenting votes.

The Reorganized Debtor will use its best efforts to file a SB-2 registration statement with the Securities and Exchange Commission (the “SEC”) within ninety days following the Effective Date to register the Reorganized Debtor Common Stock and Warrants issued to the New Money Investors, the Aries Group, the Koyah Entities or any of their owners or members. No assurances can be made as to when such a registration will be declared effective by the SEC. In the event that the Reorganized Debtor fails to file an SB-2 registration statement with the SEC within ninety days following the Effective Date, the New Money Investors Entities will receive additional shares of Reorganized Debtor Common Stock at the rate of 5% per month, up to a maximum of 25%. The Debtor contemplates that the Reorganized Debtor will seek to become current with all filing requirements with the SEC as soon after the Effective Date as possible.

The Reorganized Debtor will adopt a new certificate of incorporation (the “Reorganized Debtor Certificate of Incorporation”) and new bylaws (the "Reorganized Debtor Bylaws"), which will replace the Debtor's current certificate of incorporation (including all certificates of designations adopted thereunder) and bylaws in their entirety. The Reorganized Certificate of Incorporation will authorize 50,000,000 shares of Reorganized Debtor Common Stock and will not provide for the authorization of any preferred stock. The Reorganized Debtor Bylaws will provide for the Reorganized Debtor to have an initial five members on its Board of Directors. The Board of Directors will be independent in accordance with all applicable rules of the SEC. In addition, the Board of Directors will not be subject to any appointment rights by any person or entity.

The initial Board members of the Reorganized Debtor will be Marc Hoffman (the Debtor's current President); Art Schwartz (a member of the Creditors' Committee, a former Director of the Debtor, and a former head of technology at the Debtor); Richard Armhurst (a newly appointed outside Board member); Melvin Gagerman (a newly appointed outside Board member); and Shelly Appel (a newly appointed outside Board member).

Within 180 days following the Effective Date, or as soon as possible thereafter, the Reorganized Debtor will conduct its first stockholder meeting at which the stockholders of the Reorganized Debtor will have the right to elect new Board members or to leave some or all of the existing Board members in place.

The Reorganized Debtor will have the ability to increase or reduce the number of officers and directors as needed, but the number of Board members will never be less than five. Marc Hoffman, the Debtor's current President, will serve as the initial President of the Reorganized Debtor. Sandra Ferro (the Debtor's current Chief Financial Officer) will serve as the initial Chief Financial Officer and Corporate Secretary of the Reorganized Debtor.

The Reorganized Debtor Bylaws will require annual stockholders meetings to be held no later than nine months after the end of each fiscal year and all Board members will be up for election at every annual meeting (i.e., there will be no staggered board). The Reorganized Debtor Bylaws will further provide that the Board may not, without first obtaining the approval of the holders of a majority of the stock having voting power at a meeting of the stockholders, (i) issue any securities convertible into shares of Reorganized Debtor Common Stock (other than those Warrants authorized for issuance under the Plan), (ii) grant a security interest in all or substantially all of the assets of the Reorganized Debtor (other than the liens granted to the Koyah Entities and all other secured creditors described in the Plan), (iii) grant any options or warrants to any individuals or entities (other than those Warrants authorized for issuance under the Plan), or (iv) sell, issue or otherwise dispose of more than twenty percent (20%) of Reorganized Debtor Common Stock in a private placement of such securities.

Information as to the assets and liabilities of the Debtor was filed as Exhibit 99.1 to the Debtor’s Current Report on Form 8-K on January 4, 2006 (the “Monthly Operating Report”). The Monthly Operating Report is incorporated herein by reference. The information contained in the Monthly Operating Report is preliminary and subject to revision, and the Debtor cautions readers not to place undue reliance upon this information. The Monthly Operating Report is unaudited, in a format prescribed by applicable bankruptcy laws, and has not been prepared in conformity with generally accepted accounting principles. The information in the Monthly Operating Report might not be indicative of the Debtor’s financial condition or operating results for the period that would be reflected in the Debtor’s financial statements or in a periodic report filed pursuant to the Securities Exchange Act of 1934, as amended. The information set forth in the Monthly Operating Report should not be viewed as indicative of future results and should not be used for investment purposes.

Item 8.01. Other Events.

Attached as Exhibit 99.1 hereto is a press release, dated January 18, 2006, issued by the Debtor regarding confirmation of the Plan, among other things. Such exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

This Current Report on Form 8-K contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this filing are forward looking statements and, although the Debtor believes that the expectations reflected in such forward looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. The Debtor’s business and financial results are subject to various risks and uncertainties, including the accuracy of its budget, the Debtor’s ability to obtain future financing, and to generate positive cash flow to cover its operating expenses, that may cause actual results to differ materially from the Debtor’s expectations. The Debtor does not intend to provide updated information other than as otherwise required by applicable law. All subsequent written and oral forward looking statements attributable to the Debtor or persons acting on its behalf are expressly qualified in their entirely by the cautionary statements contained in this paragraph and elsewhere in this report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

2.1	Debtor’s First Amended Plan of Reorganization.

2.2	Order Confirming First Amended Plan of Reorganization.

99.1	Press Release of Aura Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURA SYSTEMS, INC.

Date: January 20, 2006	By:	/s/ Raymond Yu
Raymond Yu
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Debtor’s First Amended Plan of Reorganization.

2.2	Order Confirming First Amended Plan of Reorganization.

99.1	Press Release of Aura Systems, Inc.